UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2017

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2017, CTI BioPharma Corp., a Washington corporation (the “Company”), entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank, a California corporation (the “Lender”).
Pursuant to the Agreement, the Lender has agreed to make a senior secured term loan of up to $18 million (the “Facility”). The first $16 million of the term loan was funded on November 28, 2017, and the remaining $2 million is available at the Company’ option (the “Optional Borrowing”) at any time from the occurrence of a Milestone Event (as defined therein) through July 31, 2018, subject to the satisfaction of certain conditions. The term loan is repayable over 36 months after an initial interest-only period of at least 12 months after closing, which will be extended to 18 months upon the occurrence of the Milestone Event.
The interest rate on the term loan floats at a rate per annum equal to the greater of (x) 2.50 percent above the prime rate and (y) 6.75 percent. The Company may elect to prepay some or all of the loan balance at any time subject to a prepayment fee equal to 3 percent during the first 12 months after such portion of the loan is funded, 2 percent after 12 months but prior to 24 months after such portion of the loan is funded, and 1 percent thereafter. A fee in the amount of 9 percent of the total principal amount funded to Borrower is payable to Lender on the date on which the term loan is paid or becomes due and payable in full.
Under certain circumstances, the Company may be required to prepay the loan with proceeds of asset dispositions. The loan obligations are secured by a first priority security interest on substantially all of the Company’s personal property except its intellectual property and subject to certain other exceptions.
The Agreement contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The Agreement also contains customary events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the Facility, the failure to comply with certain covenants and agreements specified in the Agreement, the occurrence of a material adverse change, defaults in respect of certain other indebtedness, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Facility may become due and payable immediately.
The proceeds from the Agreement shall be used to repay in full all outstanding indebtedness under the Loan and Security Agreement, dated March 26, 2013, as amended (the “Hercules Agreement”) by and among the Company, Systems Medicine LLC, and Hercules Technology Growth Capital, Inc. (and certain of its affiliates), as working capital, and to fund its general business requirements and not for personal, family, household or agricultural purposes.
In connection with the Agreement, the Company issued a warrant to each of the Lender and Life Science Loans II, LLC, pursuant to a participation arrangement among Silicon Valley Bank, Loan Manager II, LLC and Life Science Loans II, LLC (each, a “Warrant” and together, the “Warrants”) to purchase shares of common stock of the Company (“Warrant Shares”). Each Warrant is exercisable at any time prior to November 28, 2027. Each Warrant shall initially be exercisable for: (i) 84,507 shares of common stock, which is the quotient obtained by dividing $240,000 (which represents 50 percent of 3 percent of the total $16,000,000 loaned to the Company on November 28, 2017), by the Exercise Price (defined below); plus (ii) from and after such date, if any, as Lender makes a term loan advance to the Company in connection with the Optional Borrowing, such number of additional shares of the Company’s common stock as shall equal (x) $30,000 (which represents 50 percent of 3 percent of the Optional Borrowing), divided by (y) the Exercise Price in effect on and as of such date. The initial exercise price of each of the Warrants (the “Exercise Price”) is $2.84. The Warrants contain a “cashless exercise” feature that allows the holders to exercise the Warrants without a cash payment to the Company upon the terms set forth therein. The number of shares for which the Warrants are exercisable and the associated exercise price are subject to certain additional customary adjustments as set forth in the Warrants. Immediately upon receipt by the Lender of the Warrant issued to the Lender, the Lender will transfer all of such Warrant to its parent company, SVB Financial Group.

The foregoing descriptions of the Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference. The Company used proceeds from the Agreement to repay in full all outstanding indebtedness under the Hercules Agreement and to terminate the Hercules Agreement, which had provided the Company with a $15 million term loan with a maturity date of December 1, 2018 and an interest rate that floated at a rate per annum equal to 10.95% plus the amount by which the prime rate exceeds 3.25%. The loan obligation was secured by a first priority security interest on substantially all of the Company’s personal property except its intellectual property and subject to certain other exceptions.

Accordingly, among other things, (i) all obligations under the Hercules Agreement and all related documents have been paid, satisfied, released and discharged in full; (ii) all unfunded commitments to make credit extensions or financial accommodations to the Company or any other person under the Hercules Agreement have been automatically and irrevocably terminated; and (iii) the Company’s obligations under the Hercules agreement and all related documents have been automatically and irrevocably terminated (other than with respect to customary provisions and agreements that are expressly specified to survive the termination).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The Warrants were issued in a private transaction exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Warrant to Purchase Stock, dated November 28, 2017, by and between CTI BioPharma Corp. and Silicon Valley Bank.
4.2	Warrant to Purchase Stock, dated November 28, 2017, by and between CTI BioPharma Corp. and Life Science Loans II, LLC.
10.1	Loan and Security Agreement, dated November 28, 2017, by and between CTI BioPharma Corp. and Silicon Valley Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: November 28, 2017	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant to Purchase Stock, dated November 28, 2017, by and between CTI BioPharma Corp. and Silicon Valley Bank.
4.2	Warrant to Purchase Stock, dated November 28, 2017, by and between CTI BioPharma Corp. and Life Science Loans II, LLC.
10.1	Loan and Security Agreement, dated November 28, 2017, by and between CTI BioPharma Corp. and Silicon Valley Bank.